Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

SCISPARC LTD.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, no par value per share	(1)	457(o)		$	$0.00	0.0001381	$0.00
Fees to be Paid	Equity	Warrants		Other			0.00	0.0001381	0.00
Fees to be Paid	Equity	Units		Other			0.00	0.0001381	0.00
Fees to be Paid	Other	Unallocated Universal Shelf	(2)	Other		$	$50,000,000.00	0.0001381	$6,905.00

Total Offering Amounts:							$50,000,000.00		6,905.00
Total Fees Previously Paid:									0.00
Total Fee Offsets:									5,042.54
Net Fee Due:									$1,862.46

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Offering Note(s)

(1)	There are being registered under this registration statement, or this Registration Statement, such indeterminate number of securities as may be sold by SciSparc Ltd., or the Registrant, from time to time, which collectively shall have an aggregate initial offering price not to exceed $50,000,000. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares, no par value, of the Registrant, or the Ordinary Shares, being registered hereunder include such indeterminate number of Ordinary Shares as may be issuable with respect to the shares being registered hereunder as a result of share splits, share dividends or similar transactions. The Ordinary Shares to be issued pursuant to this Registration Statement include the issuance of up to 595 Ordinary Shares issuable pursuant to currently outstanding pre-funded warrants at an exercise price of $0.546 per share that expire when exercised in full. These pre-funded warrants were issued under the Registrant’s registration statement on Form F-3 declared effective on February 23, 2023 (Registration No. 333-269839).

Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

Omitted pursuant to Rule 457(o) under the Securities Act.
(2)	Estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $50,000,000.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	SciSparc Ltd.	(1)	F-3	333-269839	02/17/2023	02/17/2023	$5,042.54	Unallocated (Universal) Shelf	Ordinary Shares, Warrants and Units	Unallocated (Universal) Shelf	$45,758,076.25	$
Fee Offset Sources	SciSparc Ltd.		F-3	333-269839		02/17/2023							5,042.54

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	Pursuant to Rule 457(p) under the Securities Act, the registrant hereby offsets the total registration fee due under this registration statement by $5,042.54 (calculated at the fee rate in effect at the date of the Registrant’s prior registration statement, or the Prior Registration Statement), which represents the portion of the registration fee previously paid with respect to $45,758,076.25 of unsold securities previously registered under the Prior Registration Statement.